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Goody's Family Clothing, Inc.
Knoxville, Tennessee

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Goody's Family Clothing, Inc. for the periods ended May 4, 1996 and April 29, 1995, as indicated in our report dated May 17, 1996; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Reports on Form 10-Q for the quarters ended May 4, 1996 and April 29, 1995, is incorporated by reference in Registration Statements Nos. 33-51210, 33-68520, and 333-00052 on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP


Atlanta, Georgia
May 17, 1996











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